UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:July 20, 2004

World Wide Web, Inc.

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(Exact name of registrant as specified in its charter)

Nevada

State or other jurisdiction of incorporation or organization

000-3317

Commission File No.

88-0440630

(I.R.S. Employer Identification No.

4850 W. Flamingo Rd. #23 Las Vegas Nevada 89103

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(Address of principal executive offices)

Registrant's telephone number, including area code: (702)-325-7700

Item 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE.

Effective July 15, 2004, Worldwide Web, Inc., (the "Company") and CityCaps, a private Company operating in the People’s Republic of China, entered into a Memorandum of Understanding ("MOU") relating to the acquisition of CityCaps by the Company such that CityCaps becomes a wholly owned subsidiary thereof.  In the MOU, the parties agree to the issuance of 8,000,000 restricted shares of common stock of the Company to CityCaps as consideration for 100% equity ownership and control.

The MOU provides that a formal Acquisition Agreement will be prepared to implement the essential terms of the MOU so as to consummate the anticipated acquisition. The MOU contemplates that the parties will work in good faith to complete closing on or before August 17, 2004.  The summary of certain provisions of the MOU set forth above is qualified in its entirety by reference to the terms and provisions of the MOU, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Moreover, attached hereto as Exhibit 99.2 is the form of a press release anticipated to be published announcing subject matter of this filing.

Item 7. Financial Statements and Exhibits.

(c) EXHIBITS.

The following exhibits are filed with this report:

Exhibit No.

Description of Exhibit

99.1

Memorandum of Understanding dated July 15, 2004

99.2

Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report  to  be signed by the undersigned hereunto duly authorized.

Date: July 20, 2004

World Wide Web, INC.

/s/Herb Sider

Herb Sider, PRESIDENT